UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2011

AnchorBanCorp Wisconsin Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	001-34955	39-1726871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 West Main Street, Madison, Wisconsin		53703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 800-252-8982

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2011, Anchor BanCorp Wisconsin Inc. (the “Company”) filed a Current Report on Form 8-K reporting that on November 10, 2011 the Company received a letter from NASDAQ (the “Staff Determination”) stating that the Company’s common stock would be subject to delisting from the NASDAQ Global Select Market as a result of the Company’s failure to comply with the $1.00 per share minimum bid price requirement for continued inclusion on the NASDAQ Global Select Market. The Staff Determination indicated that the stock would be delisted at the opening of business November 21, 2011. In the original Form 8-K, we stated that consistent with the process described in the Staff Determination, the Company would request a hearing before the NASDAQ Listing Qualifications Panel to review the Staff Determination. The purpose of this amendment to the November 14, 2011 Current Report on Form 8-K is to disclose that, after considering the matter further, the Company has elected not to request a hearing before the NASDAQ Listing Qualifications Panel to review the Staff Determination. The Company expects that its common stock will begin trading under the “ABCW” symbol on the OTCQB Market effective upon the opening of business November 21, 2011. Further information can be found in the Company’s press release filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

The following exhibit shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

(d) Exhibit:

99.1	Anchor BanCorp Wisconsin Inc. Press Release dated November 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anchor BanCorp Wisconsin, Inc.

Date: November 18, 2011	By:	/s/ Mark D. Timmerman

Executive Vice President, Secretary and General Counsel